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                                                                      EXHIBIT 21

                               COGNEX CORPORATION
                         SUBSIDIARIES OF THE REGISTRANT


        At December 31, 1997, the registrant had the following subsidiaries, the financial statements of which are all included in the consolidated financial statements of the registrant:


       NAME OF SUBSIDIARY                         STATE/COUNTRY OF INCORPORATION        PERCENT OWNERSHIP
       ------------------                         ------------------------------        -----------------
   Cognex Technology and Investment
     Corporation                                  California                                    100%

   Cognex Canada Technology, Inc.                 California                                    100%

   Vision Drive, Inc.                             Delaware                                      100%

   Isys Controls, Inc.                            California                                    100%

   Cognex Foreign Sales Corporation               Barbados                                      100%

   Cognex K.K.                                    Japan                                         100%

   Cognex International, Inc.                     Delaware                                      100%

   Cognex Germany, Inc.                           Massachusetts                                 100%

   Cognex Singapore, Inc.                         Delaware                                      100%

   Cognex Korea, Inc.                             Delaware                                      100%

   Cognex Taiwan, Inc.                            Delaware                                      100%

   Cognex Canada, Inc.                            Delaware                                      100%